EXHIBIT 10.5.1

600 Third Avenue 39th Floor New York, New York 10016 P: +1 212 578 1600 F: +1 212 578 1832

International Seaways, Inc. (the “Company”) has agreed to provide you, the undersigned employee, with enhanced severance pursuant to the International Seaways, Inc. Severance Plan effective November 30, 2016, (the “Plan).  [This reflects a continuation of the enhanced severance to which you were entitled under the Overseas Shipholding Group, Inc. (“OSG”) Severance Plan effective April 1, 2013 (the “OSG Plan”), the obligations of which were assumed by the Company pursuant to that certain Employee Matters Agreement by and among the Company and OSG dated as of November 30, 2016, and this letter replaces the letter previously executed by you in respect of the OSG Plan.] Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

The parties to this letter agreement hereby agree that, notwithstanding anything in the Plan to the contrary:

1.	In the event that you are entitled to a Severance Benefit under the Plan, you shall be deemed to have twenty-six (26) Years of Continuous Service for the purpose of calculating your Severance Benefit and your actual Years of Continuous Service shall be disregarded for the purpose of calculating your Severance Benefit.

2.	Except as provided in Section 1 herein, the terms and conditions of any severance payments or benefits provided to you pursuant to the Plan shall be governed by the terms and conditions of the Plan.

3.	Nothing herein shall be construed to constitute a guarantee, contract or agreement of employment for any particular period of time and that your employment remains at-will, which means that either you or the Company (or its successor) may terminate the employment relationship at any time, for any reason, without notice, warning or cause.

4.	This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and, except as otherwise provided herein, contains the entire agreement of the parties relating to the subject matter hereof.

5.	This letter agreement may not be altered, modified, amended or terminated except by a written instrument signed by you and the Company

Sincerely,

International Seaways, Inc.

_____________________________

By:    James D. Small III

Title: Chief Administrative Officer, Senior Vice President

General Counsel and Secretary

ACCEPTED and AGREED:

600 Third Avenue 39th Floor New York, New York 10016 P: +1 212 578 1600 F: +1 212 578 1832

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